Exhibit 99.1

PCSB Financial Corporation Announces Fourth Fiscal Quarter and Year End Financial Results and

Declares Quarterly Cash Dividend

Yorktown Heights, New York; August 1, 2019 – PCSB Financial Corporation (the “Company”) (NASDAQ: PCSB), parent of PCSB Bank (the "Bank"), today announced its results for the three months and year ended June 30, 2019. For the three months ended June 30, 2019, net income was $1.7 million, or $0.10 per share, compared to $2.0 million, or $0.12 per share, for the three months ended March 31, 2019 and $2.7 million, or $0.16 per share, for the three months ended June 30, 2018. Provision for loan losses was $737,000, or $0.03 per share, net of tax, for the three months ended June 30, 2019, driven by a $157.4 million increase in net loans during the quarter. Net income was $8.3 million, or $0.50 per share, for the year ended June 30, 2019 compared to $6.6 million, or $0.39 per share, for the year ended June 30, 2018.

On a non-GAAP basis, which excludes certain nonrecurring items, the Company recorded net income of $1.7 million, or $0.10 per share for the three months ended June 30, 2019 as compared to net income of $2.0 million, or $0.12 per share for the three months ended March 31, 2019 and $2.2 million, or $0.13 per share, for the three months ended June 30, 2018. On a non-GAAP basis, the Company recorded net income of $8.2 million, or $0.50 per share, for the year ended June 30, 2019 compared to $7.6 million, or $0.46 per share, for the year ended June 30, 2018. Reconciliations of GAAP to non-GAAP measures appear at the end of this release.

In conjunction with grants made under the stockholder-approved 2018 Equity Incentive Plan, the Company recorded $829,000, or $627,000 net of taxes, of stock-based compensation expense in the current and prior quarter. No such expense was recorded in the prior year quarter. This additional expense reduced earnings per share by $0.04 in the current and prior quarter and had no impact in the prior year quarter as the plan was not in effect. Stock-based compensation expense for the year ended June 30, 2019 was $2.1 million, or $1.6 million net of taxes, or $0.10 per share, compared to no such expense in the year ended June 30, 2018.

President’s Comments

Commenting on the Company’s results, Joseph D. Roberto, Chairman, President and Chief Executive Officer of PCSB Financial Corporation, said, “I am pleased to report continued progress and strong growth in our core business as we complete our second fiscal year as a public company. Strong loan growth in the fourth quarter has resulted in a year over year 21.1% increase in total loan receivables while driving increased non-interest income through swap fees. Although the fourth quarter earnings were impacted by the loan loss provision on the growth in the loan portfolio, the increase in loans is expected to have a positive impact on future earnings. In addition, asset quality remains extremely strong as the ratio of non-performing assets to total assets decreased to 0.24% at June 30, 2019 from 0.43% at June 30, 2018.  We are also pleased to report that although our year over year net interest margin decreased 7 basis points to 2.96% from 3.03%, our linked quarter’s net interest margin held steady at 2.94%. During the fourth fiscal quarter we also announced the commencement of our second share repurchase program as we continue to deploy our excess capital. As we move forward in our third year as a public company, we hope to continue to build on these results in order to create value for our shareholders.”

Year End Results

Net income totaled $8.3 million for the year ended June 30, 2019, an increase of $1.7 million, or 26.0%, compared to $6.6 million for the year ended June 30, 2018. The increase is primarily due to a $1.1 million increase in net interest income, a $2.3 million decrease in income tax expense, and a $583,000 increase in noninterest income, partially offset by a $1.9 million increase in noninterest expense and an increase of $394,000 in the provision for loan losses. The increase in net interest income was primarily due to a $70.1 million, or 5.1%, increase in average interest earning assets, partially offset by a 7 basis point decrease in net interest margin. Despite continued asset growth and a higher yielding asset mix, which resulted in a 21 basis point increase in the yield on interest earning assets, the margin has been impacted by rising funding costs due to higher short-term interest rates along with competitive pricing, which caused a 37 basis point increase in the average cost of interest bearing liabilities. The income tax expense decrease is a result of a $1.6 million one-time deferred tax remeasurement charge recorded in the prior year, and a lower effective tax rate in the current year, both a result of federal tax reform legislation enacted in December 2017. The increase in noninterest income is largely due to a $507,000 increase in swap income. Despite continued improvements in asset quality, which resulted in minimal charge-offs and a decrease in the ratio

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of non-performing loans as a percent of total loans receivable from 0.66% as of June 30, 2018 to 0.25% as of June 30, 2019, a $190.8 million increase in the loan portfolio resulted in a provision for loan losses of $808,000 for the year, an increase of $394,000 compared to the prior year. As of June 30, 2019, the allowance for loan losses as a percent of total loans receivable was 0.52%, a decrease from 0.54% as of June 30, 2018.

Income Statement Summary

Net interest income decreased $673,000, or 5.9%, to $10.8 million for the three months ended June 30, 2019, compared to the same period in 2018 and increased $22,000 from the previous quarter. The decrease in net interest income compared to the prior year period is primarily a result of a 29 basis point decrease in net interest margin, partially offset by a $45.8 million, or 3.2%, increase in average interest earning assets. Included in prior year quarter net interest income is $879,000 of interest income recorded from the pay-off of two nonaccrual loans. Excluding this interest income, net interest margin for the quarter ended June 30, 2018 would have been 2.98%. Despite a 29 basis point increase in the yield on interest earning assets (adjusted for the impact of the nonaccrual loan interest discussed above), the cost of interest-bearing deposits increased 47 basis points to 1.12% for the three months ended June 30, 2019 compared to 0.65% for the three months ended June 30, 2018. The Company has experienced a shift in the deposit mix as some customers in lower yielding saving products moved to higher rate money market and time deposit accounts. The increase in average interest earning assets is primarily due to a $69.7 million increase in average loans, partially offset by a $28.3 million decrease in average investment securities.

Net interest income was largely unchanged compared to the prior quarter as a result of minimal growth in average interest earning assets and an unchanged net interest margin. Net interest margin remained at 2.94% as a 6 basis point increase in the yield on assets, driven by a shift from lower yielding cash and cash equivalent and investment securities into higher yielding loans, was offset by an 8 basis point increase in the cost of interest-bearing liabilities.

The provision for loan losses was $737,000 for the three months ended June 30, 2019 compared to $7,000 in the prior quarter and $25,000 for the same period in 2018. Charge-offs, net of recoveries, were $18,000 for the three months ended June 30, 2019 compared to $5,000 for the three months ended March 31, 2019 and recoveries, net of charge-offs, of $255,000 for the three months ended June 30, 2018.  Loans classified as substandard or doubtful decreased $559,000, or 6.2%, to $8.5 million at June 30, 2019 from $9.0 million at March 31, 2019 and decreased $6.9 million, or 45.0%, from $15.4 million at June 30, 2018. Non-performing loans as a percent of total loans receivable was 0.25% as of June 30, 2019, a decrease from 0.30% as of March 31, 2019 and 0.66% as of June 30, 2018.

Noninterest income increased $361,000 to $962,000 for the three months ended June 30, 2019 compared to the same period in 2018, primarily due to increases of $361,000 in swap income and $68,000 in fees and services charges, partially offset by a $56,000 decrease in gains on the sale of securities. Noninterest income increased $383,000 from the three months ended March 31, 2019, primarily due to a $361,000 increase in swap income.

Noninterest expense increased $444,000 to $8.7 million for the three months ended June 30, 2019 compared to the same period in 2018 and increased $10,000 compared to the three months ended March 31, 2019. The $444,000 increase from the prior year period was caused primarily by $829,000 of stock-based compensation expense recorded in the current quarter, compared to no such expense in the prior year period, partially offset by a $370,000 loss on a receivable recorded in the prior year quarter and a $15,000 decrease in all other noninterest expenses.

The effective income tax rate was 26.2% for the three months ended June 30, 2019, as compared to 23.9% for the three months ended March 31, 2019 and 28.7% for the three months ended June 30, 2018. Beginning on July 1, 2018, the Company began to realize the full benefits of the reduction in the corporate income tax rate which became effective in January 2018.

Balance Sheet Summary

Total assets increased $157.4 million to $1.64 billion at June 30, 2019 from $1.48 billion at June 30, 2018.  This increase was primarily due to an increase of $190.8 million in net loans receivable, partially offset by a decrease of $40.9 million in total investment securities. The $190.8 million increase in loans was the result of $213.6 million of originations and $94.5 million of loan purchases, partially offset by $117.3 million of net amortization and repayments on the remaining portfolio. Commercial mortgages increased $156.1 million or 31.5%, commercial

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loans increased $29.5 million, or 28.3%, and residential mortgages increased $14.6 million, or 5.8%, with net decreases in all other loan types of $9.4 million.

Total liabilities increased $163.6 million to $1.36 billion at June 30, 2019 from $1.19 billion at June 30, 2018.  This increase was primarily due to increases of $92.4 million in FHLB advances and $68.4 million, or 5.9%, in total deposits.

Total shareholders’ equity decreased $6.3 million to $281.3 million at June 30, 2019 from $287.6 million at June 30, 2018.  This decrease was primarily due to the repurchase of $18.3 million in common stock and $2.2 million of cash dividends declared, partially offset by net income of $8.3 million, $4.1 million of stock-based compensation and reduction in unearned ESOP shares for plan shares earned during the period, and other comprehensive income of $1.9 million. During the current quarter, the Company announced its second stock repurchase plan, under which up to 890,021 shares may be repurchased, representing 5% of its outstanding shares of common stock.

At June 30, 2019, the Company’s book value per share and tangible book value per share were $15.80 and $15.44, respectively, compared to $15.83 and $15.47, respectively, at June 30, 2018.  Reconciliations of book value per share (GAAP measure) to tangible book value per share (non-GAAP measure) appear at the end of this release. At June 30, 2019, the Bank was considered “well capitalized” under applicable regulatory guidelines.

Dividend

The Board of Directors declared a regular quarterly cash dividend of $0.04 per share. The dividend is payable on or about August 30, 2019 to stockholders of record on August 16, 2019.

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About PCSB Financial Corporation and PCSB Bank

PCSB Financial Corporation is the bank holding company for PCSB Bank. PCSB Bank is a New York-chartered commercial bank and has served the banking needs of its customers in the Lower Hudson Valley of New York State since 1871. It operates from its executive offices/headquarters and 15 branch offices located in Dutchess, Putnam, Rockland and Westchester Counties in New York.

This News Release contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "outlook," "plan," "potential," "predict," "project," "should," "will," "would" and similar terms and phrases, including references to assumptions.

Forward-looking statements are based upon various assumptions and analyses made by the Company in light of management's experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond the Company's control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These factors include, without limitation, the following: the timing and occurrence or non-occurrence of events may be subject to circumstances beyond the Company’s control; there may be increases in competitive pressure among financial institutions or from non-financial institutions; changes in the interest rate environment may reduce interest margins; changes in deposit flows, loan demand or real estate values may adversely affect the Company's business; changes in accounting principles, policies or guidelines may cause the Company’s financial condition to be perceived differently; changes in corporate and/or individual income tax laws may adversely affect the Company's financial condition or results of operations; general economic conditions, either nationally or locally in some or all areas in which the Company conducts business, or conditions in the securities markets or the banking industry may be less favorable than the Company currently anticipates; legislation or regulatory changes may adversely affect the Company’s business; technological changes may be more difficult or expensive than the Company anticipates; success or consummation of new business initiatives may be more difficult or expensive than the Company anticipates; or litigation or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than the Company anticipates. The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

Contact: Joseph D. Roberto

Chairman, President and Chief Executive Officer

(914) 248-7272

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PCSB Financial Corporation and Subsidiaries

Consolidated Balance Sheets (unaudited)

(amounts in thousands, except share data)

	June 30,	June 30,
	2019	2018

ASSETS
Cash and due from banks	$58,756	$60,684
Federal funds sold	1,273	1,461
Cash and cash equivalents	60,029	62,145
Held to maturity debt securities, at amortized cost (fair value of $346,243 and $343,188, respectively)	345,545	353,183
Available for sale debt securities, at fair value	72,228	105,472
Total investment securities	417,773	458,655
Loans receivable, net of allowance for loan losses of $5,664 and $4,904, respectively	1,093,121	902,336
Accrued interest receivable	4,797	4,358
Federal Home Loan Bank stock	6,255	2,050
Premises and equipment, net	11,802	11,598
Deferred tax asset, net	2,478	2,622
Foreclosed real estate	1,158	460
Bank-owned life insurance	24,291	23,747
Goodwill	6,106	6,106
Other intangible assets	323	433
Other assets	9,446	5,677
Total assets	$1,637,579	$1,480,187
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest bearing deposits	$1,084,442	$1,025,574
Non-interest bearing deposits	141,379	131,883
Total deposits	1,225,821	1,157,457
Mortgage escrow funds	9,355	8,803
Advances from Federal Home Loan Bank	111,216	18,841
Other liabilities	9,880	7,527
Total liabilities	1,356,272	1,192,628
Commitments and contingencies	-	-
Preferred stock ($0.01 par value, 10,000,000 shares authorized, no shares issued or outstanding as of June 30, 2019 and June 30, 2018)	-	-
Common stock ($0.01 par value, 200,000,000 shares authorized, 18,712,295 and 18,165,110 shares issued, and 17,804,039 and 18,165,110 shares outstanding as of June 30, 2019 and June 30, 2018, respectively)	187	182
Additional paid in capital	182,129	179,045
Retained earnings	134,500	128,365
Unearned compensation - ESOP	(12,114)	(13,083)
Accumulated other comprehensive loss, net of income taxes	(5,090)	(6,950)
Treasury stock, at cost (908,256 shares as of June 30, 2019 and no shares as of June 30, 2018)	(18,305)	-
Total shareholders' equity	281,307	287,559
Total liabilities and shareholders' equity	$1,637,579	$1,480,187

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PCSB Financial Corporation and Subsidiaries

Consolidated Statements of Operations (unaudited)

(amounts in thousands, except share and per share data)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2019	2018	2019	2018
Interest and dividend income
Loans receivable	$10,987	$10,706	$41,619	$37,798
Investment securities	2,609	2,384	10,022	9,266
Federal funds and other	356	268	1,806	896
Total interest and dividend income	13,952	13,358	53,447	47,960
Interest expense
Deposits	3,005	1,600	10,177	5,554
FHLB advances	188	326	566	769
Total interest expense	3,193	1,926	10,743	6,323
Net interest income	10,759	11,432	42,704	41,637
Provision for loan losses	737	25	808	414
Net interest income after provision for loan losses	10,022	11,407	41,896	41,223
Noninterest income
Fees and service charges	452	384	1,763	1,529
Bank-owned life insurance	134	138	544	568
Swap income	361	-	507	-
Gains on sales of securities, net	7	63	62	236
Other	8	16	226	186
Total noninterest income	962	601	3,102	2,519
Noninterest expense
Salaries and employee benefits	5,270	4,889	21,611	19,419
Occupancy and equipment	1,320	1,289	5,185	5,193
Communications and data processing	523	527	1,953	1,974
Professional fees	369	452	1,551	1,709
Postage, printing, stationary and supplies	132	143	586	578
FDIC assessment	99	93	421	328
Advertising	-	-	349	456
Loss on receivable	-	370	90	570
Amortization of intangible assets	25	29	110	126
Other operating expenses	970	472	2,138	1,763
Total noninterest expense	8,708	8,264	33,994	32,116
Net income before income tax expense	2,276	3,744	11,004	11,626
Income tax expense	597	1,075	2,686	5,022
Net income	$1,679	$2,669	$8,318	$6,604
Earnings per common share:
Basic	$0.10	$0.16	$0.50	$0.39
Diluted	$0.10	$0.16	$0.50	$0.39
Weighted average common shares:
Basic	16,033,505	16,844,747	16,492,760	16,802,894
Diluted	16,099,846	16,844,747	16,527,117	16,802,894

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PCSB Financial Corporation and Subsidiaries

Net Interest Margin Analysis (unaudited)

(dollar amounts in thousands)

	Three Months Ended June 30,
	2019			2018
	Average Balance	Interest / Dividends	Average Rate	Average Balance	Interest / Dividends	Average Rate
Assets:
Loans receivable	$970,707	$10,987	4.53%	$900,998	$10,706	4.75%
Investment securities	436,903	2,609	2.39	465,206	2,384	2.05
Other interest-earning assets	55,988	356	2.55	51,605	268	2.09
Total interest-earning assets	1,463,598	13,952	3.81	1,417,809	13,358	3.77
Non-interest-earning assets	58,295			57,004
Total assets	$1,521,893			$1,474,813

Liabilities and equity:
NOW accounts	$120,577	53	0.18	$115,711	51	0.18
Money market accounts	143,576	428	1.20	46,104	70	0.61
Savings accounts and escrow	373,238	239	0.26	484,463	293	0.24
Time deposits	434,073	2,285	2.11	343,027	1,186	1.39
Total interest-bearing deposits	1,071,464	3,005	1.12	989,305	1,600	0.65
Federal Home Loan Bank advances	29,283	188	2.57	66,740	326	1.96
Total interest-bearing liabilities	1,100,747	3,193	1.16	1,056,045	1,926	0.73
Non-interest-bearing deposits	133,706			125,898
Other non-interest-bearing liabilities	7,403			6,671
Total liabilities	1,241,856			1,188,614
Total shareholders' equity	280,037			286,199
Total liabilities and shareholders' equity	$1,521,893			$1,474,813

Net interest income		$10,759			$11,432
Interest rate spread (1)			2.65			3.04
Net interest margin (2)			2.94			3.23
Average interest-earning assets to interest-bearing liabilities	132.96%			134.26%

(1) Net interest rate spread represents the difference between the average yield on average interest-earning assets and the average cost of average interest-bearing liabilities.
(2) Net interest margin represents annualized net interest income divided by average interest-earning assets.

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PCSB Financial Corporation and Subsidiaries

Net Interest Margin Analysis (unaudited) - Continued

(dollar amounts in thousands)

	Year Ended June 30,
	2019			2018
	Average Balance	Interest / Dividends	Average Rate	Average Balance	Interest / Dividends	Average Rate
Assets:
Loans receivable	$924,182	$41,619	4.50%	$846,353	$37,798	4.47%
Investment securities	444,024	10,022	2.26	474,201	9,266	1.95
Other interest-earning assets	76,950	1,806	2.35	54,528	896	1.64
Total interest-earning assets	1,445,156	53,447	3.70	1,375,082	47,960	3.49
Non-interest-earning assets	56,075			57,696
Total assets	$1,501,231			$1,432,778

Liabilities and equity:
NOW accounts	$118,286	210	0.18	$113,952	197	0.17
Money market accounts	107,449	1,216	1.13	36,917	163	0.44
Savings accounts and escrow	411,251	1,019	0.25	502,310	1,223	0.24
Time deposits	414,676	7,732	1.86	315,652	3,971	1.26
Total interest-bearing deposits	1,051,662	10,177	0.97	968,831	5,554	0.57
Federal Home Loan Bank advances	24,117	566	2.34	42,719	769	1.80
Total interest-bearing liabilities	1,075,779	10,743	1.00	1,011,550	6,323	0.63
Non-interest-bearing deposits	132,057			130,196
Other non-interest-bearing liabilities	8,108			7,360
Total liabilities	1,215,944			1,149,106
Total shareholders' equity	285,287			283,672
Total liabilities and shareholders' equity	$1,501,231			$1,432,778

Net interest income		$42,704			$41,637
Interest rate spread (1)			2.70			2.86
Net interest margin (2)			2.96			3.03
Average interest-earning assets to interest-bearing liabilities	134.34%			135.94%

(1) Net interest rate spread represents the difference between the average yield on average interest-earning assets and the average cost of average interest-bearing liabilities.
(2) Net interest margin represents annualized net interest income divided by average interest-earning assets.

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PCSB Financial Corporation and Subsidiaries

Condensed Financial Information (unaudited)

(amounts in thousands, except per share data)

	As of
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Condensed Balance Sheets
Cash and cash equivalents	$60,029	$87,105	$143,119	$68,323	$62,145
Total investment securities	417,773	440,014	452,463	441,748	458,655
Loans receivable, net	1,093,121	935,680	904,377	905,093	902,336
Other assets	66,656	60,959	57,356	59,331	57,051
Total assets	$1,637,579	$1,523,758	$1,557,315	$1,474,495	$1,480,187

Total deposits and escrow	$1,235,176	$1,209,868	$1,234,409	$1,158,102	$1,166,260
Advances from Federal Home Loan Bank	111,216	26,248	26,279	18,810	18,841
Other liabilities	9,880	9,326	7,845	7,706	7,527
Total liabilities	1,356,272	1,245,442	1,268,533	1,184,618	1,192,628
Total shareholders' equity	281,307	278,316	288,782	289,877	287,559
Total liabilities and shareholders' equity	$1,637,579	$1,523,758	$1,557,315	$1,474,495	$1,480,187

	Quarter Ended					Year Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	June 30, 2019	June 30, 2018
Condensed Income Statements
Interest income	$13,952	$13,646	$13,240	$12,609	$13,358	$53,447	$47,960
Interest expense	3,193	2,909	2,496	2,145	1,926	10,743	6,323
Net interest income	10,759	10,737	10,744	10,464	11,432	42,704	41,637
Provision for loan losses	737	7	6	58	25	808	414
Noninterest income	962	579	920	641	601	3,102	2,519
Noninterest expense	8,708	8,698	8,580	8,008	8,264	33,994	32,116
Income before income tax expense	2,276	2,611	3,078	3,039	3,744	11,004	11,626
Income tax expense	597	625	754	710	1,075	2,686	5,022
Net income	$1,679	$1,986	$2,324	$2,329	$2,669	$8,318	$6,604

Earnings per share:
Basic	$0.10	$0.12	$0.14	$0.14	$0.16	$0.50	$0.39
Diluted	$0.10	$0.12	$0.14	$0.14	$0.16	$0.50	$0.39

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PCSB Financial Corporation and Subsidiaries

Selected Financial Data (unaudited)

	Quarter Ended					Year Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	June 30, 2019	June 30, 2018
Performance Ratios (1):
Return on average assets	0.44%	0.52%	0.62%	0.63%	0.72%	0.55%	0.46%
Return on average equity	2.40%	2.83%	3.20%	3.22%	3.73%	2.92%	2.33%
Interest rate spread	2.65%	2.67%	2.75%	2.73%	3.04%	2.70%	2.86%
Net interest margin	2.94%	2.94%	3.00%	2.94%	3.23%	2.96%	3.03%
Adjusted Efficiency ratio (2)	74.34%	76.86%	74.12%	72.11%	71.17%	74.37%	73.54%

Noninterest income to average assets	0.25%	0.15%	0.25%	0.17%	0.16%	0.21%	0.18%
Noninterest expense to average assets	2.29%	2.29%	2.30%	2.17%	2.24%	2.26%	2.24%

Average interest-earning assets to average interest-bearing liabilities	132.96%	133.68%	135.40%	135.38%	134.26%	134.34%	135.94%
Average equity to average assets	18.40%	18.52%	19.48%	19.63%	19.41%	19.00%	19.80%
Dividend payout ratio (3)	39.43%	24.97%	22.42%	21.64%	18.88%	26.24%	7.63%

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PCSB Financial Corporation and Subsidiaries

Selected Financial Data (unaudited) - Continued

(dollar amounts in thousands, except share and per share data)

	As of and for the quarter ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Loans to deposits	89.17%	77.83%	73.81%	78.49%	77.96%

Share Data:
Shares outstanding	17,804,039	17,804,039	18,490,225	18,165,110	18,165,110
Book value per common share	$15.80	$15.63	$15.62	$15.96	$15.83
Tangible book value per common share (4)	$15.44	$15.27	$15.27	$15.60	$15.47

Asset Quality Ratios:
Non-performing loans receivable	$2,727	$2,847	$3,576	$5,630	$6,002
Non-performing assets	$3,885	$3,500	$4,148	$6,384	$6,462
Allowance for loan losses as a percent of total loans receivable	0.52%	0.53%	0.54%	0.54%	0.54%
Total valuation adjustment as a percent of total gross loans receivable (5)	0.62%	0.66%	0.69%	0.70%	0.71%
Allowance for loan losses as a percent of non-performing loans receivable	207.70%	173.67%	138.23%	88.08%	81.71%
Non-performing loans as a percent of total loans receivable, net	0.25%	0.30%	0.39%	0.62%	0.66%
Non-performing assets as a percent of total assets	0.24%	0.23%	0.27%	0.43%	0.44%

Net charge-offs (recoveries)	$18	$5	$22	$3	$(255)
Net charge-offs (recoveries) to average outstanding loans during the period (1)	0.01%	0.00%	0.00%	0.00%	(0.11%)

Capital Ratios (6):
Tier 1 capital (to adjusted total assets)	13.81%	13.71%	13.78%	13.80%	13.61%
Common equity Tier 1 capital (to risk-weighted assets)	17.96%	20.47%	20.73%	21.17%	21.11%
Tier 1 capital (to risk-weighted assets)	17.96%	20.47%	20.73%	21.17%	21.11%
Total capital (to risk-weighted assets)	18.45%	20.96%	21.23%	21.68%	21.62%

(1) Performance ratios are annualized.

(2) Adjusted efficiency ratio is a non-GAAP measure and is defined as noninterest expense, less certain nonrecurring items, divided by operating revenue, which is equal to net interest income plus non-interest income excluding certain nonrecurring items. In our judgment, the adjustments made to operating revenue allow investors and analysts to better assess our operating expenses in relation to our core operating revenue by removing the impact of certain one-time items and other discrete items that are unrelated to our core business. Reconciliations of GAAP to non-GAAP measures appear at the end of this release.

(3) Dividends declared per share divided by net income per share.

(4) Tangible book value per share is a non-GAAP measure and equals total shareholders’ equity, less goodwill and other intangible assets, divided by shares outstanding. We believe this disclosure may be meaningful to those investors who seek to evaluate our equity without giving effect to goodwill and other intangible assets. Reconciliations of GAAP to non-GAAP measures appear at the end of this release.

11

PCSB Financial Corporation and Subsidiaries

Selected Financial Data (unaudited) - Continued

(dollar amounts in thousands)

(5) Loans acquired in 2015 as part of the CMS Bancorp. Inc./CMS Bank acquisition were recorded at their estimated fair value at the acquisition date and did not include a carry-over of the related pre-acquisition allowance for loan losses. Total valuation adjustments equal the allowance for loan losses plus the remaining discounts on acquired loans. We believe this ratio provides investors a more meaningful comparison to periods presented prior to the 2015 acquisition, as well as to our peers. Reconciliations of GAAP to non-GAAP measures appear at the end of this release.

(6) Represents Bank ratios.

12

PCSB Financial Corporation and Subsidiaries

Loan and Deposit Portfolio (unaudited)

(amounts in thousands)

	As of
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Mortgage loans:
Residential mortgages	$265,167	$261,970	$248,575	$249,894	$250,578
Commercial mortgage	651,396	499,284	499,930	495,944	495,265
Construction	13,231	16,302	16,023	16,890	17,352
Net deferred loan origination costs	1,031	843	842	859	1,041
Total mortgage loans	930,825	778,399	765,370	763,587	764,236
Commercial and consumer loans:
Commercial loans	133,614	126,514	107,899	110,196	104,135
Home equity credit lines	33,204	34,525	35,029	35,191	37,395
Consumer and overdrafts	365	459	321	344	745
Net deferred loan origination costs	777	728	701	734	729
Total commercial and consumer loans	167,960	162,226	143,950	146,465	143,004
Total loans receivable	1,098,785	940,625	909,320	910,052	907,240
Allowance for loan loss	(5,664)	(4,945)	(4,943)	(4,959)	(4,904)
Loans receivable, net	$1,093,121	$935,680	$904,377	$905,093	$902,336

	As of
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Demand deposits	$141,379	$137,899	$162,113	$131,024	$131,883
Now accounts	123,069	120,353	123,251	121,449	117,875
Money market accounts	148,134	137,197	121,146	79,266	49,885
Savings	357,844	379,550	397,460	425,189	465,441
Time deposits	455,395	427,194	421,354	396,193	392,373
Total deposits	$1,225,821	$1,202,193	$1,225,324	$1,153,121	$1,157,457

13

PCSB Financial Corporation and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures (unaudited)

(dollar amounts in thousands, except share and per share data)

	Quarter Ended					Year Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	June 30, 2019	June 30, 2018
Computation of Adjusted Net Income and Earnings Per Share
Net income applicable to common stock	$1,679	$1,986	$2,324	$2,329	$2,669	$8,318	$6,604

Adjustments (1):
Losses on other receivables	-	-	68	-	292	68	424
Nonaccrual loan interest earned	-	-	-	-	(694)	-	(788)
Gain on sale of securities	(5)	-	(42)	-	(49)	(47)	(163)
Gain on sale of bank premises	-	-	(118)	-	-	(118)	-
Deferred tax re-measurement charge	-	-	-	-	-	-	1,570
Adjusted net income	$1,674	$1,986	$2,232	$2,329	$2,218	$8,221	$7,647

Average number of common shares outstanding:
Basic	16,033,505	16,204,393	16,852,718	16,869,100	16,844,747	16,492,760	16,802,894
Diluted	16,099,846	16,261,755	16,868,464	16,869,100	16,844,747	16,527,117	16,802,894
GAAP Earnings per share:
Basic	$0.10	$0.12	$0.14	$0.14	$0.16	$0.50	$0.39
Diluted	$0.10	$0.12	$0.14	$0.14	$0.16	$0.50	$0.39
Adjusted earnings per common share:
Basic	$0.10	$0.12	$0.13	$0.14	$0.13	$0.50	$0.46
Diluted	$0.10	$0.12	$0.13	$0.14	$0.13	$0.50	$0.46

(1) Amounts included in income before income tax expense are presented net of tax.

14

PCSB Financial Corporation and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures (unaudited) - Continued

(dollar amounts in thousands, except share and per share data)

	Quarter Ended					Year Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	June 30, 2019	June 30, 2018
Computation of Efficiency Ratio
Noninterest expense	$8,708	$8,698	$8,580	$8,008	$8,264	$33,994	$32,116
Adjustments:
Losses on other receivables	-	-	(90)	-	(370)	(90)	(570)
Adjusted noninterest expense	$8,708	$8,698	$8,490	$8,008	$7,894	$33,904	$31,546

Net interest income	$10,759	$10,737	$10,744	$10,464	$11,432	$42,704	$41,637
Noninterest income	962	579	920	641	601	3,102	2,519
Total revenue	11,721	11,316	11,664	11,105	12,033	45,806	44,156
Adjustments:
Nonaccrual loan interest earned	-	-	-	-	(879)	-	(1,021)
Gain on sale of securities	(7)	-	(55)	-	(63)	(62)	(236)
Gain on sale of bank premises	-	-	(155)	-	-	(155)	-
Adjusted operating revenue	$11,714	$11,316	$11,454	$11,105	$11,091	$45,589	$42,899

Efficiency ratio (GAAP)	74.29%	76.86%	73.56%	72.11%	68.68%	74.21%	72.73%
Adjusted efficiency ratio (Non-GAAP)	74.34%	76.86%	74.12%	72.11%	71.17%	74.37%	73.54%

15

PCSB Financial Corporation and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures (unaudited) - Continued

(dollar amounts in thousands, except share and per share data)

	As of
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Computation of Tangible Book Value per Common Share
Total shareholders' equity	$281,307	$278,316	$288,782	$289,877	$287,559
Adjustments:
Preferred stock	-	-	-	-	-
Common shareholders' equity	281,307	278,316	288,782	289,877	287,559
Adjustments:
Goodwill	(6,106)	(6,106)	(6,106)	(6,106)	(6,106)
Other intangible assets	(323)	(348)	(376)	(405)	(433)
Tangible common shareholders' equity	$274,878	$271,862	$282,300	$283,366	$281,020

Common shares outstanding	17,804,039	17,804,039	18,490,225	18,165,110	18,165,110

Book value per share (GAAP)	$15.80	$15.63	$15.62	$15.96	$15.83
Adjustments:
Effects of intangible assets	(0.36)	(0.36)	(0.35)	(0.36)	(0.36)

Tangible book value per common share (Non-GAAP)	$15.44	$15.27	$15.27	$15.60	$15.47

	Quarter Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Computation of valuation adjustment
Allowance for loan losses	$5,664	$4,945	$4,943	$4,959	$4,904
Add: Purchase accounting discounts on acquired loans	1,180	1,262	1,349	1,442	1,538
Total valuation adjustments	$6,844	$6,207	$6,292	$6,401	$6,442
Total gross loans	$1,098,785	$940,625	$909,320	$910,052	$907,240
Total valuation adjustments as a percent of total gross loans	0.62%	0.66%	0.69%	0.70%	0.71%

16

PCSB Financial Corporation and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures (unaudited) - Continued

(dollar amounts in thousands, except share and per share data)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2019	2018	2019	2018
Computation of Adjusted Effective Tax Rate
Net income before income tax expense	$2,276	$3,744	$11,004	$11,626

Income tax expense	597	1,075	2,686	5,022
Adjustments:
Deferred tax re-measurement charge	-	-	-	(1,570)
Adjusted income tax expense	$597	$1,075	$2,686	$3,452

Effective tax rate (GAAP)	26.2%	28.7%	24.4%	43.2%
Adjusted effective tax rate (Non-GAAP)	26.2%	28.7%	24.4%	29.7%

17